UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12
CUMBERLAND PHARMACEUTICALS INC.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.
c/o Continental Proxy Services - 8th Floor 17 Battery Place, New York NY 10004-1123	Cumberland Pharmaceuticals 2525 West End Ave, Suite 950, Nashville, TN 37203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held on Tuesday, April 25, 2017

*Shareholders are cordially invited to attend the Annual Meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Shareholder,
The 2017 Annual Meeting of Shareholders of Cumberland Pharmaceuticals Inc. will be held at 2525 West End Avenue, Suite 950, Nashville, TN 37203, on Tuesday, April 25, 2017, at 9:30 AM Central Time.

Proposals to be considered at the Annual Meeting:

(1)	To consider and act upon a proposal to elect to the Company’s Board of Directors, Joey A. Jacobs, Caroline R. Young, Kenneth J. Krogulski, and Jonathan I. Griggs nominated by the Board of Directors;

(2)	To ratify a proposal to consider the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year;

(3)
To provide advisory approval of all of the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K including the Compensation Discussion and Analysis compensation tables and narrative discussion;

(4)	To provide advisory approval of the frequency of the advisory vote on all of the compensation of the Company's named executives (The Board recommends "Every Three Years");

(5)	To approve extension of the Amended and Restated 2007 Long-Term and Directors' Incentive Compensation Plans through April 18, 2020.

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, and 5 and “EVERY THREE YEARS” Proposal 4.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.	Vote Your Proxy on the Internet: Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares.
COMPANY ID:
PROXY NUMBER:
The Proxy Materials are available for review at: http://www.cstproxy.com/cumberlandpharma/2017	ACCOUNT NUMBER:

2525 West End Ave, Suite 950,
Nashville, TN 37203

Important Notice Regarding the Availability Of Proxy Materials For the Annual Meeting of Shareholders to Be Held On Tuesday, April 25, 2017

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/cumberlandpharma/2017. Included are the Company’s:

•	Annual Report for the year ended December 31, 2016.

•	2017 Proxy Statement.

•	Proxy Card.

•	Any amendments to the foregoing materials.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before April 15, 2017 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE
Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID., proxy number, and account number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0690,
or
By logging on to http://www.cstproxy.com/cumberlandpharma/2017
or
By email at: proxy@continentalstock.com

Please include the company name and your account number in the subject line.